Exhibit 10.1

            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


      THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of May 22, 2003, by and between BARRETT BUSINESS SERVICES, INC., a Maryland corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

      A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of September 2, 2002 as amended from time to time ("Credit Agreement").

      B. Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a line of credit in the maximum principal amount of Eight Million Dollars ($8,000,000.00) (the "Prior Line of Credit"), which is evidenced by that certain Revolving Line of Credit Note dated April 30, 2003 (the "Prior Line of Credit Note"). The Prior Line of Credit Note shall mature and become due and payable in full on March 31, 2004 and as of the date hereof, the outstanding principal balance under the Prior Line of Credit is $2,828,646.97, plus accrued but unpaid interest.

      C. Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a term loan in the original principal amount of Six Hundred Ninety-three Thousand Seven Hundred Fifty Dollars ($693,750.00) (the "Term Loan"), which is evidenced by that certain Term Note dated August 12, 1993 (the "Term Note"). The Term Note shall mature and become due and payable in full on August 1, 2003 and as of the date hereof, the outstanding principal balance under the Term Loan is $325,304.32, plus accrued but unpaid interest.

      D. Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions described herein, the parties hereto agree that the Credit Agreement shall be amended as follows; provided, however, that nothing shall terminate any security interests or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

      1. Amendment to Section 1.1(a). Section 1.1(a) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

                  "(a) Line of Credit.  Subject to the terms and  conditions  of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including March 31, 2004, not to exceed at any time the aggregate principal amount of Eleven Million Dollars ($11,000,000.00) or such lesser amount as shall from time to time be available ("Line of Credit"), the proceeds of which shall be used to pay in full the Prior Line of Credit and to finance Borrower's
            working  capital   requirements.   Borrower's

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            obligation  to repay  advances  under  the Line of  Credit  shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference."

      2. Amendment to Section 1.1(d). Section 1.1(d) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

                  "(d) Borrowing and  Repayment.  Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above and as reduced from time to time in accordance with the terms of the Line of Credit Note."

      3. Amendment to Section 2.5. Section 2.5 is hereby amended by deleting "January 31, 2003" as the date of Borrower's most current financial statement delivered to Bank, and by substituting "March 31, 2003" for said date.

      4. Restructuring Fee. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $3,750.00 (the "Restructuring Fee").

      5. Conditions Precedent. The obligation of Bank to amend the terms and conditions of the Credit Agreement as provided herein, is subject to the fulfillment to Bank's satisfaction of all of the following conditions by no later than May 30, 2003:

      (a) Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

          (i)   This Amendment.
          (ii)  The Line of Credit Note.
          (iii) (2) Modifications of Deed of Trust.
          (iv)  Security Agreement Equipment.
          (v) Such other documents as Bank may require under any other section of this Amendment.

      (b) Restructuring Fee. Bank shall have received the Restructuring Fee in immediately available funds.

      (c) Other Fees and Costs. In addition to Borrower's obligations under the Credit Agreement and the other Loan Documents, Borrower shall have paid to Bank the full amount of all costs and expenses, including reasonable attorneys' fees (including the allocated costs of Bank's in-house counsel) expended or incurred by Bank in connection with the negotiation and preparation of this Amendment, for which Bank has made demand.

      (d) Title.  Bank  shall have  received  modification  endorsements  to its
original   policies  of  title   insurance,   insuring  that  the  priority  and
enforceability of each of Bank's Mortgage

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or Deed of Trust is unaffected by this  Amendment and shall remain in full force and effect, subject only to such exceptions as Bank shall approve in its discretion, with all costs to be paid by Borrower.

      (e) Interest. Interest under the Prior Line of Credit Note shall have been paid current.

      (f) Interest and Principal. Interest and principal under the Term Note shall have been paid current.

      6. General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower hereby agrees as follows ("General Release"):

      (a) Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge Bank, all of Bank's predecessors in interest, and all of Bank's past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a "Released Claim" and collectively, the "Released Claims"), that Borrower now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; (ii) the date that Borrower has executed and delivered this Amendment to Bank (hereafter, the "Release Date"), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank's predecessors in interest, to Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

      (b) Borrower hereby acknowledges, represents and warrants to Bank that it agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under any state or local laws or statutes with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

      (c) Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower may have as of the Release Date. Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this General Release.

      (d) Borrower hereby specifically acknowledges and agrees that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release

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shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

      7. Miscellaneous. Except as specifically provided herein, all terms and conditions of the Credit Agreement shall remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment.

      8. Reaffirmation; Certification. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                              WELLS FARGO BANK,
BARRETT BUSINES SERVICES, INC.                    NATIONAL ASSOCIATION


By: /s/ Michael D. Mulholland                 By: /s/ Stephen J. Day
    -------------------------                     ------------------
    Michael D. Mulholland                         Stephen J. Day
    Vice President-Finance                        Vice President

Exhibit A Revolving Promissory Note (Omitted)



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